Exhibit 99.1

Lime Energy Co. Reports Results for

Three-Month Period Ended March 31, 2014

HUNTERSVILLE, NC, March 14, 2014—Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing demand-side energy efficiency programs for utilities, today announced its results for the three-month period ended March 31, 2014. “We continued our trends toward lower operating costs and higher gross profit margins during the first quarter of 2014,” stated Adam Procell, Lime Energy President & CEO. “We continue to deliver for our utility partners as we drive innovative solutions that are bringing energy efficiency at scale to small businesses as never before.”

Results for the three-month period ended March 31, 2014:

•                  Consolidated revenue from continuing operations increased $1.1 million, or 9.5% to $12.3 million.

•                  Gross profit increased $1.1 million, or 42.0%, to $3.7 million.  The gross profit margin improved from 23.4% to 30.4%.

•                  Selling, general and administrative expense declined $1.1 million, or 18.6% to $4.9 million.  SG&A expense for the first quarter included $289 thousand of legal expenses related to the restatement and associated stockholder lawsuits and SEC investigation, compared to $1.3 million in the year-earlier period.  Excluding these unusual expenses, SG&A declined $130 thousand, or 2.8%.

•                  The loss from continuing operations declined $2.5 million, or 68.1%, to $1.2 million.

•                  The loss from discontinued operations declined $3.0 million, or 99.9%, to $3 thousand.

•                  The net loss declined $5.5 million, or 82.6%, to $1.2 million.

•                  The basic and diluted loss per share from continuing operations declined $0.31 to $0.71 from $1.02.  The loss per share from discontinued operations declined $0.85 to $0.00 from $0.85.  The total net loss per share declined $1.16 to $0.71 from $1.87.  The expenses related to the restatement and associated stockholder lawsuits and SEC investigation contributed $0.08 and $0.36 to the basic and diluted loss per share from continuing operations and the total net loss per share for the three-month periods ended March 31, 2014 and 2013, respectively.

•                  The adjusted EBITDA loss declined $2.1 million, or 70.7%, to $867 thousand from $3.0 million.  Excluding expenses related to the restatement and associated stockholder lawsuits and SEC investigation, the adjusted EBITDA loss declined $1.1 million, or 65.6% to $578 thousand from $1.7 million.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights:

•                  We raised $2 million in February 2014 through the sale of shares of series B preferred stock to Greener Capital.

•                  During the first quarter we transitioned to a lean corporate management structure that is in line with our focus on our utility energy efficiency program business.

•                  During the first quarter we hired Colleen Brennan as the successor for our Chief Financial Officer, Jeff Mistarz, who will be leaving the Company effective May 16th.

•                  We continued our initiative to centralize procurement and construction management across all programs, resulting in standardization, cost efficiencies and gross margin improvement.

•                  We transitioned to a new sales structure and compensation plan which aligns our sales force with the Company’s success and rewards them for exceptional performance.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands except per share data)

	Three Months Ended
	March 31,		Change
	2014	2013	$	%

Revenue	$12,280	$11,216	$1,064	9.5%
Cost of sales	8,551	8,590	(39)	-0.5%
Gross profit	3,729	2,626	1,103	42.0%

Selling, general and administrative expenses	4,910	6,029	(1,119)	-18.6%
Amortization of intangibles	—	6	(6)	-100.0%
Operating loss	(1,181)	(3,409)	2,228	-65.4%

Interest income (expense), net	16	(247)	263	-106.5%

Loss from continuing operations	(1,165)	(3,656)	2,491	-68.1%

Loss from operation of discontinued business	(3)	(3,050)	3,047	-99.9%

Net loss	$(1,168)	$(6,706)	$5,538	-82.6%

Basic and Diluted Loss Per Common Share From
Continuing operations	(0.71)	(1.02)	0.31	-30.4%
Discontinued operations	0.00	(0.85)	0.85	-100.0%
Total	$(0.71)	$(1.87)	$1.16	-62.0%

Weighted Average Common Shares Outstanding	3,725	3,595

Adjusted EBITDA	$(867)	$(2,959)

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the Company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures, including certain measures that exclude the cost of the restatement and the associated lawsuits and SEC investigation, in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended
	March 31,
	2014	2013

Net loss	(1,168)	(6,706)

Interest income (expense), net	(16)	247
Depreciation & amortization	188	268
Provision for income taxes	—	—
EBITDA	(996)	(6,191)

Share based compensation	126	182
Loss from operation of discontinued business	3	3,050

Adjusted EBITDA	$(867)	$(2,959)

Costs related to restatement activities and associated lawsuits and SEC investigation	289	1,278

Adjusted EBITDA excluding one-time restatement and legal costs	$(578)	$(1,681)

About Lime Energy Co.

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for utilities’ small business customers, Lime designs and implements direct install programs for our utility clients which have consistently exceeded program savings goals.  Our award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have – energy efficiency.

Additional Information

A full analysis of the results for the three-month period ended March 31, 2014, is available in the Company’s Form 10-Q, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR.

Conference Call Information

The company will hold a conference call with investors on Wednesday, March 14, 2014, at 4:30 pm ET to discuss these results.

Investors can access the call by dialing toll free 1-800-638-4817 and entering passcode 42772339. International callers can dial 1-617-614-3943 and use the same passcode.

The call will be available for replay immediately following the call until June 30, 2014 by dialing toll free 1-888-286-8010 or 1-617-801-6888.  The replay will require use of passcode 69141897.

The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

Lime Energy Investor Relations

Colleen Brennan

(704) 892-4442

investorrelations@lime-energy.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.